CUSIP NO. 31769Q-10-8                                         Page 9 of 33 Pages



                                                                       EXHIBIT D


                          REGISTRATION RIGHTS AGREEMENT



                  REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ___________________, 1996, by and among Financial Services Acquisition Corporation, a Delaware corporation (the "Company"), and the stockholders listed on Annexes I, II and III hereto and signatory hereto (the "Stockholders").

                  WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of March 8, 1996 (the "Merger Agreement"), with EBIC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), and Euro Brokers Investment Corporation, a Delaware corporation ("Euro Brokers"), providing for, among other things, the merger (the "Merger") of Sub with and into Euro Brokers; and

                  WHEREAS, this Agreement is being entered into in connection with and as a condition to the parties thereto closing the Merger and the other transactions contemplated under the Merger Agreement;

                  NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties signatory hereto agree as follows:


                  1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean the Common Stock, $.001 par value, of the Company as constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of Section 7 hereof.


                  "EBIC Management Shares" shall mean (i) all shares of Common Stock (including without limitation the Merger Escrow Shares and any shares of Common Stock issued in respect of New Options (as defined in the Merger Agreement)) issued to

CUSIP NO. 31769Q-10-8                                        Page 10 of 33 Pages

         the EBIC Management Stockholders in connection with the Merger and (ii) any additional shares of Common Stock issued in respect of the Merger Warrants held by the EBIC Management Stockholders (including any Warrants issued as part of the New Options), whether upon exercise thereof pursuant to their terms, upon the exchange thereof pursuant to the Exchange Offer (as defined in the Merger Agreement) or otherwise.

                  "EBIC Management Stockholders" shall mean those persons listed on Annex II hereto.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Existing Registration Obligations" shall mean (i) the registration obligations of the Company under that certain Warrant Agreement, dated November 30, 1994, between the Company and Continental Stock Transfer Trust Company, and (ii) the registration obligations of the Company under that certain Unit Purchase Option, dated November 30, 1994 and granted by the Company to certain persons and entities.

                  "FSAC Management Escrow Shares" shall mean all 833,333 FSAC Management Shares that have been deposited in escrow pursuant to the terms of that certain Stock Escrow Agreement, dated November 30, 1994, between the Company, Continental Stock Transfer & Trust Company and the FSAC Management Stockholders.

                  "FSAC Management Shares" shall mean (i) the aggregate 1,430,333 shares of Common Stock currently held by the Management Stockholders (including the FSAC Management Escrow Shares) and (ii) any additional shares of Common Stock issued in respect of the conversion, pursuant to their terms, or the exchange, pursuant to the Exchange Offer (as defined in the Merger Agreement) or otherwise, of the FSAC Management Warrants.

                  "FSAC Management Stockholders" shall mean those persons listed on Annex III hereto.

                  "FSAC Management Warrants" shall mean (i) the aggregate 1,399,000 Warrants currently held by the FSAC Management Stockholders and (ii) any securities (other than Common Stock) issued upon exchange, adjustment or transfer of any such Warrants.

CUSIP NO. 31769Q-10-8                                        Page 11 of 33 Pages

                  "Investor Shares" shall mean (i) all shares of Common Stock (including without limitation the Merger Escrow Shares and any shares of Common Stock issued in respect of New Options) issued to the Investor Stockholders in connection with the Merger and (ii) any additional shares of Common Stock issued in respect of the Merger Warrants held by the Investor Stockholders (including any Warrants issued as part of the New Options), whether upon the exercise thereof pursuant to their terms, upon the exchange thereof pursuant to the Exchange Offer (as defined in the Merger Agreement) or otherwise.

                  "Investor Stockholders" shall mean those persons listed on Annex I hereto.

                  "Management Shares" shall mean, collectively, the EBIC Management Shares and the FSAC Management Shares.

                  "Management Stockholders" shall mean, collectively, the EBIC Management Stockholders and the FSAC Management Stockholders.

                  "Merger Escrow Shares" shall mean all Investor Shares and EBIC Management Shares that, pursuant to the terms of the Merger Agreement and that certain Escrow Agreement, dated as of March 8, 1996, among the Company, Sub, Euro Brokers, United States Trust Company of New York, as escrow agent, and certain others, have been deposited into escrow to pay, if applicable, certain indemnification and other obligations arising under the Merger Agreement.

                  "Merger Warrants" shall mean (i) all Warrants issued to the Investor Stockholders and the EBIC Management Stockholders in connection with the Merger and (ii) any securities (other than Common Stock) issued upon exchange, adjustment or transfer of any such Warrants.

                  "Public Sale" shall mean any sale or other disposition of Common Stock to the public pursuant to an offering registered under the Securities Act or pursuant to the provisions of Rule 144 (or any successor or similar rule) adopted under the Securities Act.

                  "Registrable Stock" shall mean the Investor Shares, the Management Shares and any securities issued upon exchange, adjustment or transfer of any of such shares, subject to adjustment pursuant to the provisions of Section 7 hereof, provided, however, that neither the Merger Escrow Shares nor the FSAC Management Escrow Shares shall be deemed to constitute shares of Registrable Stock for purposes of the regis-

CUSIP NO. 31769Q-10-8                                        Page 12 of 33 Pages

         tration rights granted pursuant to Sections 2 or 3 below until such time as such shares shall have been released from escrow. As to any particular Registrable Stock, such securities shall cease to be Registrable Stock when they have been sold or otherwise disposed of pursuant to a Public Sale.

                  "Registration Expenses" shall mean the expenses so described in Section 5 hereof.

                  "Securities Act" shall mean the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean the expenses so described in
         Section 5 hereof.

                  "Warrants" shall mean the Redeemable Common Stock Purchase Warrants of the Company.


                  2.       Required Registration.

         (a) At any time after October 1, 1996, (i) in the case of the first such request, the holders of Investor Shares representing at least a majority of the total outstanding Investor Shares constituting Registrable Stock at such time, and (ii) in the case of the second such request, the holders of at least a majority of the total outstanding Registrable Stock at such time, may request the Company to register under the Securities Act all or any portion of the Registrable Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided, however, that (x) the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock and (y) the Company shall take all necessary steps to ensure that the first registration of Registrable Stock pursuant to a request made under this Section 2 is not declared or deemed effective by the Commission prior to November 30, 1996.

         (b) Promptly following receipt of any notice under paragraph (a) above, the Company shall notify each holder of Management Shares and any other holders of Registrable Stock of whom the Company is aware from whom notice has not been received and shall, subject to the proviso to said paragraph (a), use its best efforts to register under the Securities Act, for Public Sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Registrable Stock specified in such notice (and in any notices received from other holders pursuant to this paragraph (b) within 20 days

CUSIP NO. 31769Q-10-8                                        Page 13 of 33 Pages

after their receipt of such notice from the Company). If the holders of a majority of the Registrable Stock requesting registration specify an underwritten public offering, the Company shall designate the managing underwriter of such offering, subject to the approval of the holders of a majority of the Registrable Stock covered by the offering, which approval shall not be unreasonably withheld. The Company shall be obligated to register Registrable Stock pursuant to this Section 2 on two occasions only. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 2 shall be deemed satisfied only when a registration statement covering all shares of Registrable Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition (subject to clauses (i) and (ii) of paragraph (d) below) specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

         (c) The Company shall be entitled to include in any registration statement referred to in this Section 2, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Stock to be sold. Except as provided in this paragraph (c), the Company will not effect any registration of its Common Stock to be sold for cash for its own account from the date of receipt of a notice from requesting holders pursuant to this Section 2 until the completion of the period of distribution of the registration contemplated thereby or withdrawal of the registration.

         (d) Notwithstanding anything to the contrary contained in this Section
2:

                  (i) The number of Management Shares included in the Registrable Stock to be included in any registration statement referred to in this Section 2 for which the requested method of disposition is an underwritten public offering may be reduced (pro rata among the requesting holders of Management Shares based upon the number of Management Shares so requested to be registered) if and to the extent that in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Registrable Stock to be sold, provided, however, that if the Company has determined to include in such registration statement shares of Common Stock to be sold for its own account, as contemplated by Section 2(c) above, any reduction shall first be made, if

CUSIP NO. 31769Q-10-8                                        Page 14 of 33 Pages

         and to the extent necessary, from such shares (including a reduction to zero) before any reduction is made from the shares requested to be registered by the requesting holders of Management Shares.

                  (ii) The number of shares of Registrable Stock to be included in any registration statement referred to in this Section 2 for which the method of disposition is other than an underwritten public offering shall not, prior to June 30, 1997, exceed a number equal to 50% of the number of shares of Registrable Stock then outstanding, provided, however, that such limitation shall not apply if, at any time prior to the request for such registration, the product obtained by multiplying
         (x) the number of outstanding shares of Common Stock by (y) the closing price of a share of Common Stock in the principal securities market in which the Common Stock shall be traded shall have exceeded $100 million for 20 consecutive trading days.

                  (iii) The Company shall not be required to file a registration statement pursuant to this Section 2, (x) during any period of time when (A) the Company is contemplating an underwritten public offering of its equity securities and, in the judgment of the managing underwriter thereof, such filing would adversely affect the contemplated offering, (B) the Company is in possession of material non-public information the disclosure of which in such registration statement it reasonably believes would be detrimental to the Company at such time or (C) the Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion therein or (y) during the pendency of the Exchange Offer or within 60 days after the consummation or termination thereof. The aggregate delays or postponements by the Company of the filing of a registration statement pursuant to clause (x) of this
         Section 2(d)(iii) shall not exceed 60 days.

                  3. Incidental Registration. If the Company at any time after November 30, 1996 (other than pursuant to Section 2 hereof or in connection with the Exchange Offer or pursuant to its Existing Registration Obligations) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other securityholders or both (except with respect to registration statements on Forms S-4 or S-8 (or any successor forms), a registration pursuant to an employee benefit plan or a registration of securities on a form which does not permit the inclusion of securities sold in a secondary offering), it will give written

CUSIP NO. 31769Q-10-8                                        Page 15 of 33 Pages

notice at such time to all holders of whom it is aware of outstanding Registrable Stock of its intention to do so. Upon the written request of any such holder, given within 30 days after receipt of any such notice by the Company, to register any of its Registrable Stock (in accordance, subject to the following sentence, with the method of disposition being used by the Company as specified in the Company's notice), the Company will use its best efforts to cause the Registrable Stock as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Registrable Stock so requested to be registered. In the event that any registration pursuant to this
Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 3 to register Registrable Stock shall specify that either (i) such Registrable Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such Registrable Stock is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of shares of Registrable Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that no reduction of the number of shares of Registrable Stock so to be included in such registration shall be made if any shares are to be included therein for the account of any person other than the Company or another holder pursuant to a demand registration right existing at the date of this Agreement or permitted hereby.

                  Notwithstanding the foregoing, the Company may at any time in its discretion withdraw, without the consent of any requesting holders, a registration statement that the Company had filed or proposed to file pursuant to this Section 3 and abandon the proposed offering in which any requesting holder or holders had requested to participate.

                  4.       Registration Procedures.

         (a) If and whenever the Company is required by the provisions of
Section 2 or 3 hereof to use its best efforts to effect the registration of any of the Registrable Stock under the Securities Act, the Company will:

CUSIP NO. 31769Q-10-8                                        Page 16 of 33 Pages

                  (i) prepare (and afford a single counsel for the selling holders of Registrable Stock reasonable opportunity to review and comment thereon) and file with the Commission as soon as practicable (but in a any event within 60 days of receipt of a request from requesting holders pursuant to Section 2 hereof) a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the underwritten sale of the Registrable Stock (which, in the case of an underwritten public offering pursuant to Section 2 hereof, shall be Form S-1, S-3 or another form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become effective and to remain effective until, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it, and, in the case of any other registration, until the earlier of (x) the sale of all Registrable Stock covered thereby and
         (y) 120 days after the effective date thereof.

                  (ii) prepare (and afford a single counsel for the selling holders of Registrable Stock reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (i) above and as comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the method(s) of disposition set forth in such registration statement for such period;

                  (iii) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the Public Sale of the Registrable Stock covered by such registration statement;

                  (iv) use its best efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as a majority in interest of the sellers of Registrable Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not

CUSIP NO. 31769Q-10-8                                        Page 17 of 33 Pages

         otherwise be required to qualify but for this paragraph (iv) or (y) take any action that would subject it to taxation in any such jurisdiction or to general service of process in any jurisdiction);

                  (v) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (vi) use its reasonable best efforts (if the offering is underwritten) to furnish, at the request of holders of a majority in interest of the Registrable Stock being sold, on the date that Registrable Stock is delivered to the underwriters for sale pursuant to such registration: (x) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein) and (C) to such other effects as are customarily covered in such opinions given in connection with such registrations and are reasonably requested by counsel for the underwriters or by such sellers or their counsel, and (y) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such sellers, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters with respect to the registration in respect of which such letter is being

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         given as are customarily covered in such letters given in connection with such registrations and are reasonably requested by such underwriters or sellers;

                  (vii) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case, subject to the Company's prior receipt from such persons of appropriate agreements to maintain the confidentiality of any such records, documents and information; and

                  (viii) if such registration covers a firm commitment underwritten public offering, enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and provided, further, that the time and place of the closing under said agreement shall be as mutually agreed upon between the Company and such managing underwriter.

         (b) In connection with each registration hereunder, the selling holders of Registrable Stock will:

                  (i) furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws or as shall reasonably be requested by the Company or its counsel; and

                  (ii) not effect any public sale or distribution of the issue being registered or any equity security of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company or the managing underwriter.

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         (c) Each seller of Registrable Stock agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 4(a)(v) that requires the preparation of a supplement or amendment to such prospectus, such seller will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such seller's receipt of the copies of the supplemented or amended prospectus, and, if so directed by the Company, such seller will deliver to the Company all copies, other than permanent file copies, then in such seller's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice hereof to the date when the Company shall make available to the sellers of Registrable Stock a supplemented or amended prospectus.

         (d) In connection with each registration pursuant to Sections 2 and 3 hereof covering an underwritten public offering, no holder of Registrable Stock may participate in any registration hereunder unless such holder (i) agrees to sell its Registrable Stock on the basis provided in the underwriting arrangements applicable to such registration (appropriately modified if such sales are not covered by such underwriting) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as are required to be executed under the terms of such underwriting arrangements, subject, however, to the provisions of Section 6 hereof.

                  5. Expenses. All expenses incurred by the Company in complying with Sections 2 and 3 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and expenses of a single counsel for the sellers of Registrable Stock, but excluding any Selling Expenses, are herein called "Registration Expenses." All underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Stock and any out-of-pocket expenses (other than the single counsel described above) of the sellers (or agents who manage their accounts) are herein called "Selling Expenses."

                  The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 2 or 3 hereof. All Selling Expenses in connection with

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any registration statement filed pursuant to Section 2 or 3 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

                  6. Indemnification. In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 or 3 hereof, the Company will indemnify and hold harmless each seller of such Registrable Stock thereunder and each underwriter of Registrable Stock thereunder and each officer, director and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person becomes subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Section 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus or any amendment or supplement thereof.

                  In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 or 3 hereof, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each officer, director and each other person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such

CUSIP NO. 31769Q-10-8                                        Page 21 of 33 Pages

officer or director or underwriter or controlling person becomes subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Section 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus or any amendment or supplement thereof, provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such seller from the sale of Registrable Stock covered by such registration statement.

                  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such

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indemnified party in connection with the defense thereof, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and, in the opinion of counsel reasonably satisfactory to the indemnifying party a material conflict of interest exists between the indemnifying party and the indemnified party in connection with such action, the indemnified party shall have the right to select a separate counsel (reasonably acceptable to the Company) and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  If the indemnification provided for in the first two paragraphs of this Section 6 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Registrable Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Registrable Stock, on the other, and to the parties' relative

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intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Registrable Stock agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Registrable Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Registrable Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  7. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed and shall apply to any securities received in any such transaction.

                  8. Rule 144 Reporting. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any holder of Registrable Stock may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Upon the request of such holder, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  9. Other Registration Rights Agreements. (a) All rights heretofore granted by the Company or Euro Brokers (i) to the FSAC Management Stockholders relating to the registration of

CUSIP NO. 31769Q-10-8                                        Page 24 of 33 Pages

the FSAC Management Shares or (ii) to the Investor Stockholders or the EBIC Management Stockholders pursuant to the Registration Rights Agreement dated as of May 19, 1994 (the "Original Registration Rights Agreement") among Euro Brokers, the Investor Stockholders and the EBIC Management Stockholders, are hereby terminated and superseded by the rights granted by the Company as provided in this Agreement, and the Original Registration Rights Agreement and any and all previously existing registration rights granted to the Management Stockholders or the Investor Stockholders are hereby canceled, waived and shall have no further force or effect. Notwithstanding the foregoing, nothing in this Agreement shall cancel, waive or otherwise affect any of the Existing Registration Obligations (or constitute a cancellation or waiver of any rights of any person or entity under any of the Existing Registration Obligations).

         (b) Nothing herein shall prohibit or limit the Company from entering into an agreement providing holders of securities which may hereafter be issued by the Company with such registration rights exercisable at such time or times and in such manner as the Board of Directors shall deem in the best interests of the Company so long as the performance by the Company of its obligations under such other agreement will not cause the Company to breach its obligations to the holders of Registrable Stock hereunder.

                  10. Miscellaneous.

         (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto, including, without limitation, the rights to indemnification under Section 6 hereof, shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Registrable Stock shall inure to the benefit of any and all subsequent holders from time to time of the Registrable Stock (but only so long as such Registrable Stock remains Registrable Stock).

         (b) So long as Registrable Stock remains subject to this agreement, the Company will not enter into any merger, consolidation, sale of substantially all of its assets or other transaction in which it is not the surviving entity unless the acquiror shall expressly assume by a supplemental agreement, executed and delivered to the remaining holders of Registrable Stock, in form satisfactory to holders of a majority of the Registrable Stock then remaining, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed with respect to the Registrable Stock after such transaction.

CUSIP NO. 31769Q-10-8                                        Page 25 of 33 Pages

         (c) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

                           if to the Company, to it at 667 Madison Avenue, 11th
                  Floor, New York, New York 10021, Attention: Gilbert Scharf;

                           if to any holder of Registrable Stock, to it at its
                  address as set forth in Annex I, Annex II or Annex III hereto;

                           if to any subsequent holder of Registrable Stock, to
                  it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Stock), or to the holders of Registrable Stock (in the case of the Company).

         (d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, whether oral or written, relating to the subject matter hereof. This Agreement may not be modified or amended, and the provisions hereof may not be waived, except in writing signed by each of (i) the Company, (ii) Management Stockholders then holding, in the aggregate, a majority of the Registrable Stock then held by all Management Stockholders as a whole and (iii) Investor stockholders then holding, in the aggregate, a majority of the Registrable Stock then held by all Investor Stockholders as a whole.

         (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective as to each holder of Registrable Stock upon such holder's execution of a counterpart after execution of a counterpart by the Company.

         (g) The Company shall not hereafter enter into any agreement with respect to its securities that grants any person or entity any registration rights with respect to the Company's securities that take precedence over the rights granted to the Stockholders hereunder, provided, however that the Company shall have the right to grant registration rights on a basis substantially identical to those provided in this Agreement with respect

CUSIP NO. 31769Q-10-8                                        Page 26 of 33 Pages

to additional shares of Common Stock (or securities convertible into or exercisable for shares of Common Stock) issued to any stockholder.

CUSIP NO. 31769Q-10-8                                        Page 27 of 33 Pages

                  Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this Agreement, whereupon this Agreement shall become binding upon the Company and you.

                                        Very truly yours,

                                        FINANCIAL SERVICES ACQUISITION
                                          CORPORATION



                                        By
                                          ----------------------------
                                           Title:
AGREED TO AND ACCEPTED
as of the date first
above written.


WELSH, CARSON, ANDERSON & STOWE VI, L.P.
  By WCAS VI Partners, L.P., General Partner



By
  -------------------------------------
            General Partner


WCAS INFORMATION PARTNERS, L.P.
  By WCAS INFO Partners, General Partner



By
  -------------------------------------
            General Partner




- ---------------------------------------
            Patrick J. Welsh




- ---------------------------------------
            Russell L. Carson

CUSIP NO. 31769Q-10-8                                        Page 28 of 33 Pages






- ---------------------------------------
            Bruce K. Anderson




- ---------------------------------------
            Richard H. Stowe


DE CHARTER TRUST CO., as Trustee FBO
  the IRA/Rollover of Richard H. Stowe



By
  -------------------------------------




- ---------------------------------------
            Thomas E. McInerney




- ---------------------------------------
            Andrew M. Paul




- ---------------------------------------
            James B. Hoover


DE CHARTER TRUST CO., as Trustee FBO the
  IRA/Rollover of James B. Hoover



By
  -------------------------------------




- ---------------------------------------
            Robert A. Minicucci

CUSIP NO. 31769Q-10-8                                        Page 29 of 33 Pages





- ---------------------------------------
            Anthony J. DeNicola




- ---------------------------------------
            Laura Van Buren


David F. Bellet, Trustee, Profit Sharing Plan
DCJSC - Custodian FBO David F. Bellet




- ---------------------------------------
            David F. Bellet




- ---------------------------------------
            Donald R.A. Marshall




- ---------------------------------------
            Alistair H. Johnstone




- ---------------------------------------
            Keith E. Reihl




- ---------------------------------------
            Brian G. Clark




- ---------------------------------------
            Walter E. Dulski

CUSIP NO. 31769Q-10-8                                        Page 30 of 33 Pages




- ---------------------------------------
            Gilbert Scharf




- ---------------------------------------
            Michael J. Scharf




- ---------------------------------------
            Denis Martin




- ---------------------------------------
            Larry S. Kopp




- ---------------------------------------
            William D. Birch




- ---------------------------------------
            Frederick B. Whittemore

CUSIP NO. 31769Q-10-8                                   Page 31 of 33 Pages

                                                                         ANNEX I


                              Investor Stockholders

Welsh, Carson, Anderson & Stowe VI,
  L.P.
WCAS Information Partners, L.P.
Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Richard H. Stowe
DE Charter Trust Co., as Trustee
  FBO the IRA/Rollover of
  Richard H. Stowe
Thomas E. McInerney
Andrew M. Paul
James B. Hoover
DE Charter Trust Co., as Trustee
  FBO the IRA/Rollover of
  James B. Hoover
Robert A. Minicucci
Anthony J. deNicola
Laura Van Buren
David F. Bellet, Trustee, Profit
  Sharing Plan DLJSC - Custodian
  FBO David F. Bellet

         c/o Welsh, Carson, Anderson
           & Stowe
         One World Financial Center
         New York, New York  10281

CUSIP NO. 31769Q-10-8                                   Page 32 of 33 Pages

                                                                        ANNEX II


                          EBIC Management Stockholders

Donald R.A. Marshall
[Address]

Alistair H. Johnstone
[Address]

Keith E. Reihl
[Address]

Brian G. Clark
[Address]

Walter E. Dulski
[Address]

CUSIP NO. 31769Q-10-8                                   Page 33 of 33 Pages

                                                                       ANNEX III


                          FSAC Management Stockholders


Gilbert Scharf
[Address]

Michael J. Scharf
[Address]

Denis Martin
[Address]

Larry S. Kopp
[Address]

William D. Birch
[Address]

Frederick B. Whittemore
[Address]